                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this form 10-K, into the Company's previously filed S-8 Registration Statement File No. 333-32392, S-8 POS Registration Statement File No. 333-61461, S-8 POS Registration Statement File No. 333-48831, S-8 Registration Statement File No. 333-38524, and S-8 POS Registration Statement File No. 333-48833.

/s/ Arthur Andersen LLP
- -----------------------------
    Arthur Andersen LLP


Los Angeles, California
March 31, 2001